As filed with the Securities and Exchange Commission on July 27, 2007

                                          Registration Statement No. 333 -
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM F-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     --------------------------------------

                          EXCEL MARITIME CARRIERS LTD.
             (Exact name of registrant as specified in its charter)

            Liberia                                             N/A
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

 17th km National Road Athens                           Seward & Kissel LLP
    Lamia & Finikos Street,                       Attention: Gary J. Wolfe, Esq.
      145-64 Nea Kifisia,                             One Battery Park Plaza
        Athens, Greece                               New York, New York 10004
   (011)(30) (210) 620-9520                               (212) 574-1200
(Address and telephone number of                   (Name, address and telephone
Registrant's principal executive                     number agent for service)
of offices)

                     --------------------------------------

                                   Copies to:

     Excel Maritime Carriers Ltd.                     Gary J. Wolfe, Esq.
     Attn: Christopher Georgakis                      Seward & Kissel LLP
     17th km National Road Athens                   One Battery Park Plaza
       Lamia & Finikos Street,                     New York, New York 10004
          145-64Nea Kifisia                             (212) 574-1200
            Athens, Greece
       (011)(30) (210) 620-9520

                     --------------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

     If only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                     CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
Title of Each Class of                         Proposed Maximum     Proposed Maximum
   Securities to be        Amount to be      Aggregate Price Per   Aggregate Offering       Amount of
      Registered         Registered (1)(4)         Unit (2)             Price (1)       Registration Fee
--------------------------------------------------------------------------------------------------------
Class A Common Shares,
 par value $ 0.01 per
      share (3)
--------------------------------------------------------------------------------------------------------
Preferred Shares, par
value $ 0.01 per share
         (3)
--------------------------------------------------------------------------------------------------------
   Debt Securities
        (3)(4)
--------------------------------------------------------------------------------------------------------
      Guarantees
         (5)
--------------------------------------------------------------------------------------------------------
       Warrants
         (6)
--------------------------------------------------------------------------------------------------------
  Purchase Contracts
         (7)
--------------------------------------------------------------------------------------------------------
        Units
         (8)
--------------------------------------------------------------------------------------------------------
        Total              $500,000,000              100%             $500,000,000           $15,350
--------------------------------------------------------------------------------------------------------

(1) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities of $500,000,000.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities sold pursuant to this registration statement exceed $500,000,000.

(3) Also includes such indeterminate amount of debt securities and number of preferred shares and common shares as may be issued upon conversion of or in exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities.

(4) If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $500,000,000.

(5) The debt securities may be guaranteed pursuant to guarantees by the subsidiaries of Excel Maritime Carriers Ltd. No separate compensation will be received for the guarantees. Pursuant to Rule 457(n), no separate fees for the guarantees are payable.

(6) There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices.

(7) There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices.

(8) There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices. Units may consist of any combination of the securities registered hereunder.

--------------------------------------------------------------------------------
     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

                         TABLE OF ADDITIONAL REGISTRANTS

                                                                  Primary
                                                                  Standard
                                                                  Industrial
Exact Name of Registrant as   Country of      IRS Employer        Classification
Specified in its Charter      Incorporation   Identification No.  Code No.

Centel Shipping Co. Ltd.      Cyprus                       N/A        4412
Snapper Marine Ltd.           Liberia                      N/A        4412
Liegh Jane Navigation S.A.    Liberia                      N/A        4412
Teagan Shipholding S.A.       Liberia                      N/A        4412
Fianna Navigation S.A.        Liberia                      N/A        4412
Ingram Limited                Liberia                      N/A        4412
Whitelaw Enterprises Co.      Liberia                      N/A        4412
Castalia Services Ltd.        Liberia                      N/A        4412
Fountain Services Ltd.        Liberia                      N/A        4412
Candy Enterprises Inc.        Liberia                      N/A        4412
Barland Holding Inc.          Liberia                      N/A        4412
Yasmine International Inc.    Liberia                      N/A        4412
Amanda Enterprises Ltd.       Liberia                      N/A        4412
Marias Trading Inc.           Liberia                      N/A        4412
Harvey Development Corp.      Liberia                      N/A        4412
Tanaka Services Ltd.          Liberia                      N/A        4412
Magalie Investments Co.       Liberia                      N/A        4412
Melba Management Ltd.         Liberia                      N/A        4412
Minta Holdings S.A.           Liberia                      N/A        4412
Odell International Ltd.      Liberia                      N/A        4412
Naia Development Corp.        Liberia                      N/A        4412
Maryville Maritime Inc.       Liberia                      N/A        4412
Point Holdings Ltd.           Liberia                      N/A        4412

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

                  Subject to completion dated July 27, 2007

                                  $500,000,000

                                  [Excel Logo]

                          Excel Maritime Carriers Ltd.

               Through this prospectus, we may periodically offer:

                         (1)  our common shares,

                         (2)  our preferred shares,

                         (3) our debt securities, which may be guaranteed by one or more of our subsidiaries,

                         (4)  our warrants,

                         (5)  our purchase contracts, and

                         (6)  our units.

          The aggregate offering price of all securities issued under this prospectus may not exceed $500,000,000.

     The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

     Our common shares are currently listed on the New York Stock Exchange under the symbol "EXM".

     The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

     An investment in these securities involves risks. See the section entitled "Risk Factors" beginning on page 7.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is July 27, 2007

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................4
RISK FACTORS...................................................................7
USE OF PROCEEDS................................................................9
FORWARD LOOKING STATEMENTS.....................................................9
RATIO OF EARNINGS TO FIXED CHARGES............................................10
CAPITALIZATION................................................................11
SHARE LENDING AGREEMENT.......................................................12
PLAN OF DISTRIBUTION..........................................................14
ENFORCEMENT OF CIVIL LIABILITIES..............................................16
DESCRIPTION OF CAPITAL STOCK..................................................17
DESCRIPTION OF PREFERRED SHARES...............................................19
DESCRIPTION OF WARRANTS.......................................................19
DESCRIPTION OF DEBT SECURITIES................................................20
DESCRIPTION OF PURCHASE CONTRACTS.............................................29
DESCRIPTION OF UNITS..........................................................30
EXPENSES......................................................................31
LEGAL MATTERS.................................................................31
EXPERTS.......................................................................31
WHERE YOU CAN FIND ADDITIONAL INFORMATION.....................................31

     In this prospectus, "we", "us", "our" and the "Company" all refer to Excel Maritime Carriers Ltd. and its consolidated subsidiaries.

     Unless otherwise indicated, all dollar references in this prospectus are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or Commission, using a shelf registration process. Under the shelf registration process, we may sell the common shares, preferred shares, debt securities, warrants, purchase contracts and units described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

     This prospectus does not contain all the information provided in the registration statement that we filed with the Commission. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under "Where You Can Find More Information."

                               PROSPECTUS SUMMARY

     This section summarizes some of the information that is contained later or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into the prospectus.

Our Company

     We are a shipping company specializing in the world-wide seaborne transportation of dry bulk cargoes. Our Class A common stock trades on the New York Stock Exchange (NYSE) under the symbol "EXM".

     We currently own and operate a fleet of 16 dry bulk carriers, consisting of ten Panamax and six Handymax vessels, representing a carrying capacity of approximately 965,233 dwt. The average age of our vessels is 14.3 years. Our vessels carry iron ore, coal and grains, collectively referred to as "major bulks", and steel products, fertilizers, cement, bauxite, sugar and scrap metal, collectively referred to as "minor bulks".

     Our fleet is managed by Maryville Maritime Inc., or Maryville, one of our wholly-owned subsidiaries.

Our Fleet

     The following is a list of the vessels in our fleet, all of which are dry bulk carriers:

  Vessel Name                   DWT            Year Built         Type

Isminaki                      74,577              1998          Panamax
Angela Star                   73,798              1998          Panamax
Elinakos                      73,751              1997          Panamax
Rodon                         73,670              1993          Panamax
Happy Day                     71,694              1997          Panamax
Birthday                      71,504              1993          Panamax
Renuar                        70,128              1993          Panamax
Powerful                      70,083              1994          Panamax
Fortezza                      69,634              1993          Panamax
First Endeavour               69,111              1994          Panamax
Emerald                       45,572              1998          Handymax
Marybelle                     42,552              1987          Handymax
Attractive                    41,524              1985          Handymax
Lady                          41,090              1985          Handymax
Princess I                    38,858              1994          Handymax
Swift                         37,687              1984          Handymax

TOTAL                        965,233 DWT
                             ===========

On July 16, 2007, we entered into two agreements to acquire two Supramax bulk carriers, built in 2005 and of a total capacity of 108,773 dwt, for $63.0 million per vessel. The vessels are expected to be delivered to the Company within the fourth quarter of 2007. Upon delivery of the vessels, we will have a fleet with an average age of 12.9 years and a total capacity of 1,074,006 dwt.

Our Business Strategy

          Our business strategy includes:

o Timely acquisitions of older second hand vessels. We historically have acquired and operated older second hand vessels. We believe this strategy has enabled us to generate higher net revenues than those available from purchasing and operating younger second hand vessels or newbuildings. Our ability to effectively operate our second hand fleet is enhanced by our technical management skills and preventive maintenance programs and our efficient cost structure.

o Capitalizing on our established reputation. We believe that we have established a reputation in the international shipping community for maintaining high standards of performance, reliability and safety. Since the appointment of new management in 1998, the Company has not suffered the total loss of a vessel at sea or otherwise. In addition, our wholly-owned management subsidiary, Maryville, carries the distinction of being one of the first Greece-based ship management companies to have been certified ISO 14001 compliant by Bureau Veritas.

o Fleet expansion and reduction in average age. We intend to grow and, over time, reduce the average age of our fleet through timely and selective acquisitions of well-maintained second hand dry bulk carriers. Our acquisition candidates generally are chosen based on economic and technical criteria. We also expect to explore opportunities to sell some of our older vessels.

o Balanced Fleet Deployment Strategy. Our fleet deployment strategy seeks to maximize charter revenue throughout industry cycles while maintaining cash flow stability. We intend to achieve this through a balanced portfolio of spot and period time charters. To that end, we aim to employ our recent acquisitions in the period time charter market, while the remainder of our fleet is deployed in the spot charter markets.

          Currently, our most significant charterers, and the percentage of our gross revenues we derived from them in the year ended December 31, 2006 include:

          Charterer                                  % of Gross Revenues in 2006
          ---------                                  ---------------------------
          Daeyang Shipping Co., Ltd.                             15%
          Fratelli D'Amato SpA                                   9%
          Perseveranza Di Navigazione Spa                        8%
          Oldendorff Carriers GMBH and Co KG                     7%
          Rizzo Bottiglieri De Carlini Armatori Spa              6%
                                                     ---------------------------
          Total                                                  45%

Competitive Strengths

          We believe that we possess a number of competitive strengths in our industry:

o Experienced Management Team. Our management team has significant experience in operating dry bulk carriers and expertise in all aspects of commercial, technical, operational and financial areas of our business, promoting a focused marketing effort, tight quality and cost controls, and effective operations and safety monitoring.

o Strong Customer Relationships. We have strong relationships with our customers and charterers that we believe are the result of the quality of our fleet and our reputation for dependability. Through Maryville Maritime Inc.,, our management subsidiary, we have many long-established customer relationships, and our management believes it is well regarded within the international shipping community. During the past 16 years, vessels managed by Maryville, have been repeatedly chartered by subsidiaries of major dry bulk operators. In 2006, we derived approximately 45% of our gross revenues from five charterers.

o Cost Efficient Operations. We historically operated our fleet at competitive costs by carefully selecting second hand vessels, competitively commissioning and actively supervising cost efficient shipyards to perform repair, reconditioning and systems upgrading work, together with a proactive preventive maintenance program both ashore and at sea, and employing professional, well trained masters, officers and crews. We believe that this combination has allowed us to minimize off-hire periods, effectively manage insurance costs and control overall operating expenses.

Corporate Structure

          Excel Maritime Carriers Ltd. is a holding company, incorporated under the laws of The Republic of Liberia on November 2, 1988. We hold our vessel-owning subsidiaries through Point Holdings Ltd., a wholly-owned subsidiary incorporated in Liberia. We own each of our vessels through separate wholly-owned subsidiaries. In addition, we own approximately 18.9% of the outstanding common stock of Oceanaut Inc., a corporation in the development stage, organized under the laws of the Republic of the Marshall Islands.

          We maintain our principal executive offices at 17th km National Road Athens, Lamia & Finikos Street, 145-64 Nea Kifisia, Athens, Greece. Our telephone number at that address is (011)(30) (210) 620-9520. Our website is www.excelmaritime.com. As of September 15, 2005, our Class A common shares have been listed on the NYSE under the symbol "EXM". Previously, our shares were listed on the American Stock Exchange under the symbol "EXM".

The Securities We May Offer

          We may use this prospectus to offer up to $500,000,000 of:

     o    common shares;

     o    preferred shares;

     o debt securities, which may be guaranteed by one or more of our subsidiaries;

     o    warrants;

     o    purchase contracts; and

     o    units.

          We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

          A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these securities that we may offer and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

                                  RISK FACTORS

          We have identified a number of risk factors which you should consider before buying shares of our common stock. These risk factors are incorporated by reference into this registration statement from the Company's Annual Report on Form 20-F filed on June 26, 2007. Please see "Incorporation of Certain Documents by Reference". In addition, you should also consider carefully the risks set forth below and any additional risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in the shares of common stock offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our results of operations or financial condition.

Servicing our debt limits funds available for other purposes, and if we cannot service our debt, we may lose our vessels.

          We must dedicate a large part of our cash flow from operations to paying principal and interest on our indebtedness. These payments limit the funds that are available to us for working capital, capital expenditures and other purposes and if we cannot service our debt, we may lose our vessels.

Our loan agreements contain restrictive covenants, which may limit our liquidity and corporate activities and prevent proper service of debt, which could result in the loss of our vessels.

          Our loan agreements impose significant operating and financial restrictions on us. These restrictions may limit our ability to:

          o    incur additional indebtedness;

          o    create liens on our assets;

          o    sell capital stock of our subsidiaries;

          o    make investments;

          o    engage in mergers or acquisitions;

          o    pay dividends and make capital expenditures;

          o change the management of our vessels or terminate or materially amend the management agreement relating to each vessel; and

          o    sell our vessels.

          Therefore, we may need to seek permission from our lenders in order to engage in some corporate actions. Our lenders' interests may be different from ours and we cannot guarantee that we will be able to obtain our lenders' permission when needed. This may prevent us from taking actions that we believe are in our best interest.

If we issue convertible debt securities, we may enter into a share lending agreement, which may be adversely affect the market price of our Class A common stock.

          In connection with the issuance of convertible debt securities, we may enter into a share lending agreement with an affiliate of the underwriter, or the Borrower, pursuant to which we would lend to the Borrower a certain number of our Class A common stock. We expect that this stock would be used by the underwriter to facilitate the establishment of hedged positions by investors in our convertible debt securities through purchases of Class A common stock from such investors in short sale transactions or the entry into privately negotiated derivative transactions with those investors. While the issuance upon conversion of the convertible debt securities would require a reduction of an equal number in the outstanding borrowed shares under the share lending agreement, the effect of the increase in the number of outstanding shares of our Class A common stock issued or issuable pursuant to the share lending agreement or upon conversion of the debt securities could have a negative effect on the market price of our Class A common stock. The market price of our Class A common stock also could be negatively affected by other short sales of our Class A common stock by the purchasers of the convertible debt securities to hedge investments in the convertible debt securities.

Class B shareholders can exert considerable control over us, which may limit future shareholders' ability to influence our actions.

          Our Class B common shares have 1,000 votes per share and our Class A common shares have one vote per share. Class B shareholders, including certain executive officers and directors, together own 100% of our issued and outstanding Class B common shares, representing approximately 87% of the voting power of our outstanding capital stock.

          Because of the dual class structure of our common capital stock, the holders of Class B common shares have the ability to control and will be able to control all matters submitted to our stockholders for approval even if they come to own less than 50% of our outstanding common shares. Even though we are not aware of any agreement, arrangement or understanding by the holders of our Class B common shares relating to the voting of their shares of common stock, the holders of our Class B common shares have the power to exert considerable influence over our actions.

          Argon S.A. owns approximately 25.3% of our outstanding Class A common shares and none of our outstanding Class B common shares, representing approximately 3.2% of the voting power of our outstanding capital stock. Argon S.A. is holding the shares pursuant to a trust in favor of Starling Trading Co., a corporation, whose sole shareholder is Ms. Ismini Panayotides, the adult daughter of our Chairman, Mr. Panayotides. Ms. Panayotides has no power of voting or disposition of these shares, and she has disclaimed beneficial ownership of these shares.

          Boston Industries S.A. owns approximately 0.6% of our outstanding Class A common shares and approximately 41.14% of our Class B common shares, together representing approximately 35.9% of the total voting power of our outstanding capital stock. Based on publicly available information, Boston Industries S.A. is controlled by Mrs. Mary Panayotides, the wife of our Chairman. Our Chairman disclaims beneficial ownership of these shares.

          Furthermore, our Chairman, Mr. Panayotides owns approximately 15.06% of our outstanding Class B common shares, representing approximately 13.1% of the total voting power of our capital stock.

                                 USE OF PROCEEDS

          Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of securities by us offered by this prospectus to make vessel acquisitions and for capital expenditures, repayment of indebtedness, working capital, and general corporate purposes.

                           FORWARD LOOKING STATEMENTS

          Matters discussed in this document may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

          We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance. The words "believe", "anticipate", "intend", "estimate", "forecast", "project", "plan", "potential", "will", "may", "should", "expect" and similar expressions identify forward-looking statements.

          The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

          In addition to these important factors and matters discussed elsewhere in this prospectus, and in the documents incorporated by reference in this prospectus, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including fluctuations in charterhire rates and vessel values, changes in demand in the dry bulk vessel market, changes in the company's operating expenses, including bunker prices, drydocking and insurance costs, changes in governmental rules and regulations or actions taken by regulatory authorities including those that may limit the commercial useful lives of dry bulk vessels, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, and other important factors described from time to time in the reports we file with the Commission and the New York Stock Exchange. We caution readers of this prospectus and any prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to update or revise any forward-looking statements.

                       RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth our ratio of earnings to fixed charges for each of the preceding five fiscal years(1).

                                   For the years ended December 31,
                            -----------------------------------------------
                              2006      2005      2004      2003      2002
                            -------   -------   -------   -------   -------

Earnings
Pre-Tax Income              $31,529   $68,070   $32,050   $ 8,645   $ 1,089
Add: Fixed charges           15,802    10,064       281       435       695
Add: Distributed Income of
equity
investee (2)                     --        --        --        --        --
Total Earnings               47,331    78,134    32,331     9,080     1,784

Fixed Charges
Interest expensed            15,315     9,538       243       395       449
Amortization and
write-off of
capitalized expenses
relating to
indebtedness                    487       526        39        39       245
Total Fixed Charges         $15,802   $10,064   $   282   $   434   $   694

Ratio of Earnings to Fixed
Charges                        3.0x      7.8x    114.6x     20.9x      2.6x

----------
(1)  We have not issued any preferred stock as of the date of this prospectus.
(2)  Investments accounted for using the equity method of accounting.

          For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of pre-tax income from continuing operations before adjustment for minority interests plus fixed charges and distributed income of equity investee. Fixed charges consist of interest expensed and amortization and write-off of capitalized expenses relating to indebtedness.

                                 CAPITALIZATION

          The following table sets forth our consolidated capitalization at March 31, 2007, on an actual basis and as adjusted to give effect to (1) the loan repayment of $4.1 million of the vessel Goldmar, which was sold on May 10, 2007, and scheduled loan repayments of $7.3 million (2) the collection of an amount of $2.0 million upon issuance of 298,403 shares regarding the Management Termination Agreement with Excel Management and (3) the declaration of a quarterly dividend of $0.20 per share for the first quarter of 2007 payable on June 15, 2007 to shareholders of record on June 1, 2007.

     There have been no significant changes to our capitalization since March 31, 2007, as so adjusted.

                                                         As of March 31, 2007
                                                       Actual        As Adjusted
                                                              (unaudited)
                                                        (Dollars in thousands,
                                                         except share amounts)

Debt:

Current portion of long-term debt                     $ 34,698       $ 26,017

Total long-term debt, net of current portion           176,615        173,902
   Total Debt                                          211,313        199,919

Stockholders' equity:

Preferred stock, $0.1 par value: 5,000,000
shares authorized, none issued                        $      -     $        -

Common stock 0.01 par value; 49,000,000
Class A shares and 1,000,000 Class B shares
authorized; 19,595,153 Class A shares and
135,326 Class B shares, issued and outstanding,
actual and 19,893,556 Class A shares and 135,326
Class B shares, issued and outstanding as adjusted         197            200

Additional paid-in capital                             182,668        189,518

Shares to be issued                                      6,853              -

Accumulated Other Comprehensive Loss                       (79)            (79)

Due from a Related Party                                (2,024)             -

Retained Earnings                                      145,257        141,311

Less: Treasury Stock (78,650 Class A shares and
588 Class B shares)                                       (189)          (189)

Total Stockholders' equity                             332,683        330,761

Total capitalization                                  $543,996       $530,680

                             SHARE LENDING AGREEMENT

     In the event we issue convertible debt securities, in order to make the purchase of convertible debt securities more attractive to prospective investors, we may enter into a share lending agreement with the Borrower, under which we will agree to lend to the Borrower a certain number of our Class A common stock for a period expected to end no later than the date at which after the entire principal amount of the convertible debt securities ceases to be outstanding as the result of conversion, repurchase or redemption. We will refer to this period as the loan availability period. We expect to receive a loan fee of $0.001 per share for each share of Class A common stock that we lend to the Borrower.

     Under the share lending agreement, the Borrower will be permitted to use the borrowed shares only for the purpose of directly or indirectly facilitating the sale of the convertible debt securities and the hedging of the convertible debt securities by holders or for such other purposes as reasonably determined by us. Share loans under the share lending agreement will terminate and the borrowed shares will have to be returned to us, upon the termination of the loan availability period, as well as under the following circumstances:

     o Borrower will be able to terminate all or any portion of a loan at any time.

     o We will be able to terminate any or all of the outstanding loans upon a default by the Borrower under the share lending agreement, including a breach by the Borrower of any of its representations and warranties, covenants or agreements under the share lending agreement, or the bankruptcy of the Borrower.

     o If we enter into a merger or similar business combination transaction with an unaffiliated third party, all outstanding loans will terminate immediately prior to the consummation of that transaction.

     In addition, we expect that the share lending agreement will provide that, to the extent that shares of Class A common stock will be issued upon the conversion of the convertible debt securities, an equal number of shares of Class A common stock simultaneously must be returned to us. Except in certain limited circumstances, any borrowed shares returned to us cannot and will not be able to be reborrowed.

     Any shares that we loan to the Borrower will be issued and outstanding for corporate law purposes, and accordingly, the holders of the borrowed shares will have all of the rights of a holder of our outstanding shares, including the right to vote the shares on all matters submitted to a vote of our shareholders and the right to receive any dividends or other distributions that we may pay or make on our outstanding shares of Class A common stock. However, under the share lending agreement, we expect that the Borrower will agree:

     o To pay to us an amount equal to any cash dividends that we pay on the borrowed shares, and

     o To pay or deliver to us any other distribution, in liquidation or otherwise, that we make on the borrowed shares.

     Under the share lending agreement, we expect that the Borrower will agree that it will not vote any borrowed shares of which it is the record owner, and it will not transfer or dispose of any borrowed shares except pursuant to a registration statement that is effective under the Securities Act. However, investors that purchase the shares from the Borrower (and any subsequent transferees of such purchases) will be entitled to the same voting rights with respect to those shares as any other holder of our Class A common stock.

          We expect that the Borrower that will intend to use these shares to facilitate the establishment by the convertible debt securities investors of hedged positions in the convertible debt securities through purchases of Class A common stock from such investors in short sale transactions or the entry into privately negotiated derivative transactions with those investors. The Borrower and its affiliates could engage in such transactions at any time and from time to time during the term of the agreement in share amounts to be determined by the Borrower and such affiliates. Further, the Borrower and its affiliates could from time to time purchase our shares in the market and use such shares to facilitate other similar transactions.

     We believe that the existence of a share lending agreement and the short positions established in connection with the sale of the convertibles debt securities could have the effect of causing the market price of our Class A common stock to be lower over the term of the share lending agreement than it would have been had we not entered into the agreement. We would only enter into a share lending agreement if our board of directors has determined that the entry into the share lending agreement is in our best interests as it is a means to facilitate the offer and sale of the convertible debt securities on terms more favorable to us than we could have otherwise obtained.

                              PLAN OF DISTRIBUTION

     We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

     In addition, we may sell some or all of the securities included in this prospectus through:

o a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

o purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

o ordinary brokerage transactions and transactions in which a broker solicits purchasers.

     In addition, we may enter into option or other types of transactions that require us or them to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

o enter into transactions involving short sales of the common shares by broker-dealers;

o sell common shares short themselves and deliver the shares to close out short positions;

o enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

o loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

     We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

     Any broker-dealers or other persons acting on our behalf that participates with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

     At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange. At-the-market offerings may not exceed 10% of the aggregate market value of our outstanding voting securities held by non-affiliates on a date within 60 days prior to the filing of the registration statement of which this prospectus is a part.

     We will bear costs relating to all of the securities being registered under this Registration Statement.

     Pursuant to a requirement by the National Association of Securities Dealers, Inc., or NASD, the maximum commission or discount to be received by any NASD member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended.

                        ENFORCEMENT OF CIVIL LIABILITIES

     We are a Liberian corporation, and our executive offices and administrative activities and assets, as well as those of certain of the experts named in this prospectus, are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or those persons or to enforce both in the United States and outside the United States judgments against us or those persons obtained in United States courts in any action, including actions predicated upon the civil liability provisions of the federal securities laws of the United States. In addition, our directors and officers are residents of jurisdictions other than the United States, and all or a substantial portion of the assets of those persons are or may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States on those persons or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our legal counsel, Seward & Kissel LLP, that there is uncertainty as to whether the courts of Liberia would (i) enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the federal securities laws of the United States or (ii) entertain original actions brought in Liberian courts against us or such persons predicated upon the federal securities laws of the United States.

                          DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

     Under our articles of incorporation, our authorized capital stock consists of 50,000,000 common shares, par value $0.01 per share, of which as of June 18, 2007 20,028,882 are issued and outstanding in the aggregate in two separate classes, Class A and Class B, consisting of 19,893,556 and 135,326 outstanding shares, respectively, and 5,000,000 preferred shares, par value $0.1 per share, of which none are issued and outstanding. All of our shares are in registered form. The following summary description of the terms of our capital stock is not complete and is qualified by reference to our Amended and Restated Articles of Incorporation and By-Laws, copies of which we have filed as exhibits to periodic filings made by us with the Commission, the certificate of designations which we will file with the Commission at the time of any offering of our preferred stock, and information contained our filings with the Commission to the extent these filings are incorporated by reference herein as set forth in "Where You Can Find Additional Information--Information Incorporated By Reference".

     The Company has granted an option to purchase Class A common stock, as described in "Description of Capital Stock -- Share History." The Company has not granted any other options or warrants, but may do so in the future.

Share History

     In October 1997, certain of our shareholders purchased approximately 65% of the common shares of B+H Maritime Carriers Ltd., a Liberian Corporation formed in November 1988 that had disposed of its assets and ceased operations. The Company changed its name to Excel Maritime Carriers Ltd. on April 28, 1998. The Company effected a 1-for-20 reverse stock split on May 8, 1998, resulting in 221,806 common shares outstanding. Thereafter, the Company's common shares were approved for listing and commenced trading on the American Stock Exchange under the symbol "EXM". On May 22, 1998, the Company issued 6,350,000 common shares resulting in 6,571,806 common shares outstanding.

     On August 31, 1999, the shareholders of the Company approved amendments to the Company's Articles of Incorporation increasing the aggregate number of shares which the Company may issue to an aggregate of 55,000,000 shares as follows: 5,000,000 shares of Preferred Stock (par value $0.1 per share), 49,000,000 Class A common shares (par value $0.01 per share), and 1,000,000 Class B common shares (par value $0.01 per share).

     During September and October 1999, the Company issued a total of 4,924,347 Class A common shares as consideration for the acquisition of the shares of four holding companies that each owned one vessel. On December 27, 1999, the Company issued to its existing shareholders a share dividend of one Class B common share for every 100 Class A common shares held by the existing shareholders. Class B common shares entitle the shareholder to 1,000 votes per share and do not have an active trading market. The Class B common shares are not listed on any exchange or quotation system.

     On March 21, 2002, the Company paid a one time cash dividend of $2.15 per share. During that year, the Company sold 51,028 of its treasury shares. During 2003, the Company acquired 1,300 of its Class A common shares and 14 of its Class B common shares for an average price of $1.15.

     On October 4, 2004 the Company granted Mr. Christopher Georgakis, our Chief Executive Officer, President and a Director, the option to purchase 100,000 shares of Class A common stock. The option may be exercised by Mr. Georgakis after he has been employed with the Company for three full years. The exercise price for the shares of Class A common stock under this option ($31.79 per share) is the closing price of the Class A common stock on October 4, 2004 ($37.40 per share), less a discount of 15%.

     On December 13, 2004, the Company issued 2,200,000 shares of Class A common stock at $25.00 per share, and on March 21, 2005, the Company issued 5,899,000 shares of its Class A common stock at $21.00 per share in transactions registered pursuant to the Securities Act of 1933, as amended.

     On March 2, 2005, the Company agreed to issue 205,442 shares of its Class A common stock to Excel Management and to issue to Excel Management additional shares at any time before January 1, 2009 if the Company issues additional shares of Class A common stock to any other party for any reason, such that the number of additional Class A common stock to be issued to Excel Management together with the 205,442 shares of Class A common stock to be issued to Excel Management, in the aggregate, equal 1.5% of the Company's total outstanding Class A common stock after taking into account the third party issuance and the shares to be issued to Excel Management under the anti-dilution provisions of the termination agreement, in exchange for terminating the management agreement mentioned above and in exchange for a one-time cash payment of $2,023,846. On March 2, 2007 Excel Management informed the Company of its intention to consummate the transaction regarding the Management Termination agreement mentioned above. On June 19, 2007 the Company received payment in an amount of approximately $2.0 million upon issuance of the initial 205,442 shares and the 92,961 anti-dilution shares required to be issued as a result of the March 21, 2005 share issuance to other third parties, total 298,403 shares.

     On February 9, 2006, the Company granted Mr. Gabriel Panayotides, our Chairman of the Board, 20,380 Class A or Class B shares at his option. On July 28, 2006, upon exercise of his option, the Company issued 20,380 shares of its Class B common stock to Mr. Panayotides.

     As of September 15, 2005, our Class A common shares have been listed on the NYSE under the symbol "EXM."

     On May 22, 2007, the Company declared a quarterly cash dividend of $0.20 per share for the first quarter 2007 payable on June 15, 2007 to shareholders of record on June 1, 2007.

     The Company has not granted any options or warrants to acquire any of its capital stock other than those described above, but may do so in the future.

Common Shares

     We have both Class A common shares and Class B common shares. As of the date of this prospectus, we have 20,028,882 common shares outstanding in the aggregate, in two separate classes, Class A (19,893,556 shares) and Class B (135,326 shares). The holders of the Class A shares are entitled to one vote per share on each matter requiring the approval of the holders of common shares of the Company, whether pursuant to our Articles of Incorporation, our Bylaws, the Liberian Business Corporation Act or otherwise. The holders of Class B shares are entitled to one thousand votes per Class B share. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by the board of directors out of funds legally available for dividends. Holders of common shares do not have conversion, redemption or preemptive rights to subscribe to any or our securities. All outstanding common shares are fully paid and nonassessable. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preferred shares which we may issue in the future.

     Our Class A common shares are listed on the New York Stock Exchange under the symbol "EXM".

                         DESCRIPTION OF PREFERRED SHARES

     The board of directors has the authority to issue 5,000,000 preferred shares in one or more series and to determine the rights, preferences, privileges and restrictions, with respect to, among other things, dividends, conversion, voting, redemption, liquidation and the number of shares constituting any series, without any further vote or action by the shareholders. The issuance of preferred shares may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders. The issuance of preferred shares with voting and conversion rights may adversely affect the voting power of the holders of common shares. The material terms of any series of preferred shares that we offer though a prospectus supplement will be described in that prospectus supplement.

                             DESCRIPTION OF WARRANTS

     We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

o    the title of such warrants;

o    the aggregate number of such warrants;

o    the price or prices at which such warrants will be issued;

o the currency or currencies, in which the price of such warrants will be payable;

o the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

o the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

o the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

o if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

o if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

o if applicable, the date on and after which such warrants and the related securities will be separately transferable;

o    information with respect to book-entry procedures, if any;

o if applicable, a discussion of any material United States Federal income tax considerations; and

o any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

                         DESCRIPTION OF DEBT SECURITIES

     We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this Registration Statement or a prospectus supplement, or as an exhibit to a Securities Exchange Act of 1934, or Exchange Act, report that will be incorporated by reference to the Registration Statement or a prospectus supplement. We will refer to any or all of these reports as "subsequent filings". The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures". Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

     Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

     Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture.

General

     Neither indenture limits the amount of debt securities which may be issued, and each indenture provides that debt securities may be issued up to the aggregate principal amount from time to time. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness of debt securities will be described in an accompanying prospectus supplement.

     You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

o    the designation, aggregate principal amount and authorized denominations;

o the issue price, expressed as a percentage of the aggregate principal amount;

o    the maturity date;

o    the interest rate per annum, if any;

o if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

o any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;

o the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

o if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

o if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

o    any events of default not set forth in this prospectus;

o the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

o if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

o whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;

o if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

o if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

o any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

o whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

o    any terms with respect to subordination;

o    any listing on any securities exchange or quotation system;

o additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

o    the applicability of any guarantees.

     Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

     Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

     Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

     We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

     We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

     We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

     In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

     If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

     If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

     Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

     Senior debt means:

o the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

o    all capitalized lease obligations;

o    all hedging obligations;

o    all obligations representing the deferred purchase price of property; and

o all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

o    subordinated debt securities; and

o any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

     Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

o the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

o the ability to make certain payments, dividends, redemptions or repurchases;

o our ability to create dividend and other payment restrictions affecting our subsidiaries;

o    our ability to make investments;

o    mergers and consolidations by us or our subsidiaries;

o    sales of assets by us;

o    our ability to enter into transactions with affiliates;

o    our ability to incur liens; and

o    sale and leaseback transactions.

Modification of the Indentures

     Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

     (1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

     (2) reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such Section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

     (3) reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

     (4) waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

     (5) makes the principal of or interest, if any, on any security payable in any currency other than that stated in the Security;

     (6) makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

     (7) waives a redemption payment with respect to any Security or change any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent. In addition, other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

     Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

o    default in any payment of interest when due which continues for 30 days;

o    default in any payment of principal or premium when due;

o    default in the deposit of any sinking fund payment when due;

o default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

o default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

o    events of bankruptcy, insolvency or reorganization.

     An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

     There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

     In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

     Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

     Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

     The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

     The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

     A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Subsidiary Guarantees

     Certain of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Global Securities

     The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

     We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

     Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

     So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

     The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

     Unless otherwise specified in an applicable subsequent filings, payments of principal, premium and interest on debt securities represented by global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

     We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

     Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

o the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

o we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

o there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

     Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository's relevant participating institutions to the applicable trustee.

     In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participating institutions deposit with DTC. DTC also facilitates the settlement among participating institutions of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participating institutions' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participating institutions include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participating institutions and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a direct participating institution, either directly or indirectly. The rules applicable to DTC and its participating institutions are on file with the Commission.

     To facilitate subsequent transfers, the debt securities may be registered in the name of DTC's nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

     Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

     Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.'s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

     If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.

     To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution's interest in the global security or securities representing the interest, on DTC's records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC's records.

     DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

     We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

THE INFORMATION IN THIS SECTION CONCERNING DTC AND DTC'S BOOK-ENTRY SYSTEM HAS BEEN OBTAINED FROM SOURCES THAT WE BELIEVE TO BE RELIABLE, BUT WE TAKE NO RESPONSIBILITY FOR ITS ACCURACY.

                        DESCRIPTION OF PURCHASE CONTRACTS

     We may issue purchase contracts for the purchase or sale of:

          o debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

          o    currencies; or

          o    commodities.

     Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

     The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

                              DESCRIPTION OF UNITS

     As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:

          o the terms of the units and of the purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

          o a description of the terms of any unit agreement governing the units; and a description of the provisions for the payment, settlement, transfer or exchange or the units.

                                    EXPENSES

     The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

                         SEC registration fee                           $ 15,350
                         Blue sky fees and expenses                     $______*
                         Printing and engraving expenses                $______*
                         Legal fees and expenses                        $______*
                         NYSE Supplemental Listing Fee                  $______*
                         Rating agency fees                             $______*
                         Accounting fees and expenses                   $______*
                         Indenture Trustee fees and expenses            $______*
                         Transfer Agent fees                            $______*
                         Miscellaneous                                  $______*

                         Total                                          $______*
                                                                        =======

* To be provided by amendment or as an exhibit to Report on Form 6-K that is incorporated by reference into this prospectus.

                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of U.S. and Liberian law.

                                     EXPERTS

     The consolidated financial statements of Excel Maritime Carriers Ltd. appearing in Excel Maritime Carriers Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2006, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

     We file annual and special reports within the Commission. You may read and copy any document that we file at the public reference facilities maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1
(800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Information Incorporated by Reference

     The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

     We incorporate by reference the document listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     o Annual Report on Form 20-F for the year ended December 31, 2006, filed with the Commission on June 26, 2007, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

     We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain Reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

     You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

     You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

                          17th km National Road Athens
                             Lamia & Finikos Street,
                               145-64 Nea Kifisia
                                 Athens, Greece
                            (011)(30) (210) 620-9520

Information Provided by the Company

     We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent public accountants, and intend to furnish semi-annual reports containing selected unaudited financial data for the first six months of each fiscal year. The audited financial statements will be prepared in accordance with United States generally accepted accounting principles and those reports will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section for the relevant periods. As a "foreign private issuer", we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of the New York Stock Exchange, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer", we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

                     --------------------------------------

Item 8.   Indemnification of Directors and Officers.

          Section 7.01 of the By-Laws of the Company provides that:

          The corporation shall indemnify any director or officer of the corporation who was or is an "authorized representative" of the corporation (which shall mean for the purposes of this Article a director or officer of the corporation, or a person serving at the request of the corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise) and who was or is a "party" (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "third party proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation) by reason of the fact that such person was or is an authorized representative of the corporation, against expenses which shall include for purposes of this Article attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal third party proceeding (which shall include for purposes of this Article any investigation which could or does lead to a criminal third party proceeding) had not reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

          Section 7.02 of the By-laws of the Company provides that:

          The corporation shall indemnify any director or officer of the corporation who was or is an authorized representative of the corporation and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall mean for purposes of the Article any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor or any investigative proceeding by or on behalf of the corporation) by reason of the fact that such person was or is an authorized representative of the corporation, against expensed (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner such person reasonably believed to in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          Section 7.03 of the By-laws of the Company provides that:

          To the extent that an authorized representative of the corporation who neither was nor is a director or officer of the corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against actually and reasonably incurred by such person in connection therewith. Such an authorized representative may, at the discretion of the corporation, be indemnified by the corporation in any other circumstances to any extent if the corporation would be required by Section 7.01 or 7.02 of this Article to indemnify such person in such circumstances to such extent if such person were or had been a director or officer of the corporation.

          Section 6.13 of the Liberian Business Corporation Act provides as follows:

               Indemnification of directors and officers.

               (1) Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (2) Actions by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or nor opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

               (3) When director or officer successful. To the extent that director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 or 2, or in the defense of a claim, issued or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               (4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final deposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

               (5) Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

               (6) Other rights of indemnification unaffected. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

               (7) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administration of such persons.

Item 9.  Exhibits

Exhibit Number                            Description
--------------                            -----------

1.1                 Form of Underwriting Agreement (for equity securities)*

1.2                 Form of Underwriting Agreement (for debt securities)*

4.1 Specimen Class A Common Share Certificate (Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form F-1 filed with the Commission on May 6, 1998 (Registration No. 333-8712)).

4.2 Specimen Class B Common Share Certificate (Incorporated by reference to Exhibit 2.2 to the Company's Annual Report on Form 20-F filed with the Commission on June 29, 2006 (File No. 001-10137)).

4.2                 Specimen Preferred Share Certificate*

4.3 Form of Debt Securities Indenture (Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form F-3 filed with the Commission on November 5, 2004 (Registration No. 333-120259).

4.4                 Form of warrant agreement *

4.5                 Form of purchase contract *

4.6                 Form of unit agreement *

5.1 Opinion of Seward & Kissel LLP, United States and Liberian counsel to Excel Maritime Carriers, Ltd.

23.1                Consent of Seward & Kissel LLP (included in Exhibit 5.1)

23.2                Consent of Ernst & Young (Hellas)

24                  Power of Attorney (contained in signature page)

25.1                T-1 Statement of Eligibility (senior indenture)*

25.2                T-1 Statement of Eligibility (subordinated indenture)*

----------
* To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement.

Item 10.  Undertakings.

          The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included is to contained in reports filed with or furnished to the Commission that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of this Registration Statement,

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) To file a post-effective amendment to the registration statement to include any financial statements required by
                    Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
                    Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

               (5) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement.

               (6) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this Registration Statement for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

               (7) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                    (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                    (ii) Any free writing prospectus relating to the offering
                         prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                   (iii) The portion of any other free writing prospectus
                         relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                    (iv) Any other communication that is an offer in the
                         offering made by the undersigned registrant to the purchaser.

               (8) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (9) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

               (10) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules an regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                        EXCEL MARITIME CARRIERS


                                        By: /s/ Christopher J. Georgakis
                                            ------------------------------------
                                        Name:  Christopher J. Georgakis
                                        Title: Chief Executive Officer and
                                               President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Christopher J. Georgakis, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

        Signature                               Title
        ---------                               -----

/s/ Gabriel Panayotides        Chairman of the Board of Directors
-----------------------
Gabriel Panayotides


/s/ Christopher Georgakis      President, Chief Executive Officer and Director
-------------------------
Christopher Georgakis


/s/ George Agadakis            Vice President, Chief Operating Officer and
-------------------            Director
George Agadakis


/s/ Frithjof Platou            Director
-------------------
Frithjof Platou


/s/ Evangelos Macris           Director
--------------------
Evangelos Macris


/s/ Apostolos Kontoyannis      Director
-------------------------
Apostolos Kontoyannis


/s/ Trevor J. Williams         Director
----------------------
Trevor J. Williams


/s/ Elefteris Papatrifon       Chief Financial Officer
------------------------
Elefteris Papatrifon


/s/ Christina Zitouni          Chief Accounting Officer
---------------------
Christina Zitouni

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Excel Maritime Carriers Ltd., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       CENTEL SHIPPING CO. LTD.


                                       By: /s/ Savvas Polydorou
                                           ------------------------------------
                                       Name:  Savvas Polydorou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Savvas Polydorou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

     Signature                                  Title
     ---------                                  -----


/s/ Savvas Polydorou           Sole Director, President, Secretary and Treasurer
--------------------           (Principal Executive Officer, Principal Financial
Savvas Polydorou               Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Centel Shipping Co. Ltd., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Snapper Marine Ltd.


                                       By: /s/ Marios Lazarou
                                           ------------------------------------
                                       Name:  Marios Lazarou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Marios Lazarou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

     Signature                                  Title
     ---------                                  -----


/s/ Marios Lazarou             Sole Director, President, Secretary and Treasurer
------------------             (Principal Executive Officer, Principal Financial
Marios Lazarou                 Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Snapper Marine Ltd., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Liegh Jane Navigation S.A.


                                       By: /s/ Philippos Philippou
                                           ------------------------------------
                                       Name:  Philippos Philippou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Philippos Philippou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Philippos Philippou        Sole Director, President, Secretary and Treasurer
-----------------------        (Principal Executive Officer, Principal Financial
Philippos Philippou             Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Liegh Jane Navigation S.A., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Teagan Shipholding S.A.


                                       By: /s/ Philippos Philippou
                                           ------------------------------------
                                       Name:  Philippos Philippou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Philippos Philippou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Philippos Philippou        Sole Director, President, Secretary and Treasurer
-----------------------        (Principal Executive Officer, Principal Financial
Philippos Philippou             Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Teagan Shipholding S.A., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Fianna Navigation S.A.


                                       By: /s/ Philippos Philippou
                                           -------------------------------------
                                       Name:  Philippos Philippou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Philippos Philippou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Philippos Philippou        Sole Director, President, Secretary and Treasurer
-----------------------        (Principal Executive Officer, Principal Financial
Philippos Philippou             Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Fianna Navigation S.A., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Ingram Limited


                                       By: /s/ Philippos Philippou
                                           -------------------------------------
                                       Name:  Philippos Philippou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Philippos Philippou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Philippos Philippou        Sole Director, President, Secretary and Treasurer
-----------------------        (Principal Executive Officer, Principal Financial
Philippos Philippou             Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Ingram Limited, has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Whitelaw Enterprises Co.


                                       By: /s/ Philippos Philippou
                                           -------------------------------------
                                       Name:  Philippos Philippou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Philippos Philippou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Philippos Philippou0       Sole Director, President, Secretary and Treasurer
-----------------------        (Principal Executive Officer, Principal Financial
Philippos Philippou             Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Whitelaw Enterprises Co., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Castalia Services Ltd.


                                       By: /s/ Savvas Polydorou
                                           -------------------------------------
                                       Name:  Savvas Polydorou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Savvas Polydorou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Savvas Polydorou           Sole Director, President, Secretary and Treasurer
--------------------           (Principal Executive Officer, Principal Financial
Savvas Polydorou                Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Castalia Services Ltd., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Fountain Services Ltd.


                                       By: /s/ Savvas Polydorou
                                           -------------------------------------
                                       Name:  Savvas Polydorou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Savvas Polydorou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Savvas Polydorou           Sole Director, President, Secretary and Treasurer
--------------------           (Principal Executive Officer, Principal Financial
Savvas Polydorou                Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Fountain Services Ltd., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Candy Enterprises Inc.


                                       By: /s/ Philippos Philippou
                                           -------------------------------------
                                       Name:  Philippos Philippou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Philippos Philippou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Philippos Philippou        Sole Director, President, Secretary and Treasurer
-----------------------        (Principal Executive Officer, Principal Financial
Philippos Philippou             Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Candy Enterprises Inc., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Barland Holding Inc.


                                       By: /s/ Philippos Philippou
                                           -------------------------------------
                                       Name:  Philippos Philippou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Philippos Philippou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Philippos Philippou        Sole Director, President, Secretary and Treasurer
-----------------------        (Principal Executive Officer, Principal Financial
Philippos Philippou             Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Barland Holding Inc., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Yasmine International Inc.


                                       By: /s/ Marios Lazarou
                                           -------------------------------------
                                       Name:  Marios Lazarou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Marios Lazarou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Marios Lazarou             Sole Director, President, Secretary and Treasurer
------------------             (Principal Executive Officer, Principal Financial
Marios Lazarou                  Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Yasmine International Inc., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Amanda Enterprises Ltd.


                                       By: /s/ Marios Lazarou
                                           -------------------------------------
                                       Name:  Marios Lazarou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Marios Lazarou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Marios Lazarou             Sole Director, President, Secretary and Treasurer
------------------             (Principal Executive Officer, Principal Financial
Marios Lazarou                  Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Amanda Enterprises Ltd., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Marias Trading Inc.


                                       By: /s/ Marios Lazarou
                                           -------------------------------------
                                       Name:  Marios Lazarou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Marios Lazarou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Marios Lazarou             Sole Director, President, Secretary and Treasurer
------------------             (Principal Executive Officer, Principal Financial
Marios Lazarou                  Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Marias Trading Inc., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Harvey Development Corp.


                                       By: /s/ Philippos Philippou
                                           -------------------------------------
                                       Name:  Philippos Philippou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Philippos Philippou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Philippos Philippou        Sole Director, President, Secretary and Treasurer
-----------------------        (Principal Executive Officer, Principal Financial
Philippos Philippou             Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Harvey Development Corp., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Tanaka Services Ltd.


                                       By: /s/ Philippos Philippou
                                           -------------------------------------
                                       Name:  Philippos Philippou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Philippos Philippou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Philippos Philippou        Sole Director, President, Secretary and Treasurer
-----------------------        (Principal Executive Officer, Principal Financial
Philippos Philippou             Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Tanaka Services Ltd., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Magalie Investments Co.


                                       By: /s/ Philippos Philippou
                                           -------------------------------------
                                       Name:  Philippos Philippou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Philippos Philippou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Philippos Philippou        Sole Director, President, Secretary and Treasurer
-----------------------        (Principal Executive Officer, Principal Financial
Philippos Philippou             Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Magalie Investments Co., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Melba Management Ltd.


                                       By: /s/ Savvas Polydorou
                                           -------------------------------------
                                       Name:  Savvas Polydorou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Savvas Polydorou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Savvas Polydorou           Sole Director, President, Secretary and Treasurer
--------------------           (Principal Executive Officer, Principal Financial
Savvas Polydorou                Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Melba Management Ltd., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Minta Holdings S.A.


                                       By: /s/ Mario Lazarou
                                           -------------------------------------
                                       Name:  Mario Lazarou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Marios Lazarou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Marios Lazarou             Sole Director, President, Secretary and Treasurer
------------------             (Principal Executive Officer, Principal Financial
Marios Lazarou                  Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Minta Holdings S.A., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Odell International Ltd.


                                       By: /s/ Savvas Polydorou
                                           -------------------------------------
                                       Name:  Savvas Polydorou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Savvas Polydorou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Savvas Polydorou           Sole Director, President, Secretary and Treasurer
--------------------           (Principal Executive Officer, Principal Financial
Savvas Polydorou                Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Odell International Ltd., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Naia Development Corp.


                                       By: /s/ Marios Lazarou
                                           -------------------------------------
                                       Name:  Marios Lazarou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Marios Lazarou, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Marios Lazarou             Sole Director, President, Secretary and Treasurer
------------------             (Principal Executive Officer, Principal Financial
Marios Lazarou                  Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Naia Development Corp., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Maryville Maritime Inc.


                                       By: /s/ Georgios Perivolaris
                                           -------------------------------------
                                       Name:  Georgios Perivolaris
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Georgios Perivolaris, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Georgios Perivolaris       Sole Director, President, Secretary and Treasurer
------------------------      (Principal Executive Officer, Principal Financial
Georgios Perivolaris           Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Maryville Maritime Inc., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on July 27, 2007.

                                       Point Holdings Ltd.


                                       By: /s/ Philippos Philippou
                                           -------------------------------------
                                       Name:  Philippos Philippou
                                       Title: President, Secretary and Treasurer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Philippos, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 27, 2007 in the capacities indicated.

       Signature                                Title
       ---------                                -----


/s/ Philippos Philippou        Sole Director, President, Secretary and Treasurer
-----------------------        (Principal Executive Officer, Principal Financial
Philippos Philippou            Officer and Principal Accounting Officer)

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Point Holdings Ltd., has signed this registration statement in Delaware, on July 27, 2007.

PUGLISI & ASSOCIATES


By: /s/ Donald J. Puglisi
    ---------------------
Name: Donald J. Puglisi
Title:

Exhibits
Filed
Herewith                          DESCRIPTION
--------                          -----------

5.1 Opinion of Seward & Kissel LLP, United States and Liberian counsel to Excel Maritime Carriers Ltd.

23.1           Consent of Seward & Kissel (included in Exhibit 5.1)

23.2           Consent of Ernst & Young (Hellas)

24             Power of Attorney (contained on signature pages)